EXHIBIT 99.4

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of National Mercantile Bancorp (the “Company”) as an Appendix to the Joint Prospectus/Proxy Statement relating to the proposed merger of the Company with FCB Bancorp and First California Financial Group, Inc (“FCFG”) contained in FCFG’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

New York, New York

February 13, 2007